SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                       -----------------------------------

                                   FORM 8 - K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                October 11, 2000
                                ----------------
                                (Date of Report)

                       Magnitude Information Systems, Inc.
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             (Exact name of registrant as specified in its charter)


            STATE OF DELAWARE            33-20432-FW             75-2228828
         -------------------------      ---------------    --------------------
         (State or other jurisdiction     (Commission           (IRS Employer
            of  incorporation)            File Number)      Identification No.)


                  401 State Route 24, Chester, New Jersey 07930
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (908) 879-2722

Item 5. Other Events

         On October 10, 2000 the Company issued a Press Release, copy attached hereto as an exhibit, relating to the execution and delivery of a common stock purchase agreement and related agreements with Torneaux Ltd., a private equity fund organized under the laws of The Bahamas.

Item 7. Financial Statements and Exhibits.

     (c)   EXHIBITS.

     10  Company Press Release dated October 10.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: October 11, 2000                   MAGNITUDE INFORMATION
                                          SYSTEMS, INC.



                                            By: /s/Steven D. Rudnik
                                                --------------------
                                                  Steven D. Rudnik
                                                  President and CEO

                                                  EXHIBIT 10


For Immediate Release

                                         Contact:

                                         Doug Mealy
                                         Magnitude Information Systems, Inc.
                                         518.283.4090, Ext. 232
                                         dmealy@magnitude.com

                                         Howard Siegel
                                         Magnitude Information Systems, Inc.
                                         Vice President Investor Relations
                                         888.434.3021
                                         hgsiegel@magnitude.com


                  MAGNITUDE SECURES EQUITY FINANCING COMMITMENT


CHESTER, NEW JERSEY - October 10, 2000 -- Magnitude Information Systems, Inc. (OTC-BB: MAGY) announced today that it has entered into an equity financing agreement with Torneaux Ltd. under which the company may sell up to between $1.2 and $4.2 million of its common stock. The availability of financing under the agreement is subject to various conditions, including the declaration of effectiveness by the Securities and Exchange Commission of a resale registration statement to be filed by Magnitude. Magnitude, a leading developer of ergonomic productivity software products, was recently awarded a patent for proprietary technology underlying its proven ergonomic productivity software system.

The equity line established by the agreement permits Magnitude to sell common stock to Torneaux Ltd. periodically over a 15 month period based upon a discount to the then current market price of Magnitude's shares, which discount itself is based upon the market price. Subject to the conditions in the agreement, the timing and number of shares to be sold is at the option of Magnitude. Upon each draw down under the equity facility, Magnitude is required to issue warrants to Torneaux Ltd. Under certain conditions, the amount of shares purchased may be increased by up to 75%, up to a maximum amount of $7.3 million of common stock under the equity line.

"We are quite pleased with the agreement with Torneaux Ltd. which provides us with a simple and attractive method of raising additional capital when we want it without certain constraints often associated with other methods of financing," said Steven D. Rudnik, President/CEO, Magnitude Information Systems, Inc. Proceeds from draw downs under the equity financing agreement will be used for general corporate purposes. The agreement calls for Magnitude to generally control the amount and the timing of stock sold.

About Torneaux, Ltd.

Torneaux, Ltd. is a privately managed fund investing primarily in small-cap and micro-cap growth companies in North America, Europe,and Asia in the Information Technology, Telecommunications, Internet, and related business sectors.

About Magnitude Information Systems, Inc.

Magnitude Information Systems, Inc. is a leading developer of ergonomic management solutions for computer users. Magnitude's products help businesses realize measurable productivity gains and reduced Workers' Compensation and medical claims costs associated with people working at computers. Magnitude has offices in California, Florida, New Jersey and Zurich, Switzerland. For more information, contact Magnitude at 888.786.7774 or visit www.magnitude.com .


                                      #####


Statements in this press release concerning the future business, operating results, and financial condition of Magnitude Information Systems, Inc. are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on Management's current expectations and are subject to a number of factors and uncertainties.
Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially.

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